SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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ANADIGICS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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141 Mt. Bethel Road Warren, NJ 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2003

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS”), will be held on Thursday, May 22, 2003 at 10:00 o’clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, for the purpose of considering and acting upon the following:

1)	The election of two Class II Directors of ANADIGICS to hold office until 2006.

2)	The ratification of the appointment of Ernst & Young LLP as independent auditors of ANADIGICS for the fiscal year ending December 31, 2003.

3)	To approve an amendment to the 1995 Long Term Incentive and Share Award Plan to increase the number of shares issuable thereunder by 1,000,000 to 5,912,500.

4)	The approval of a one-time stock option retention grant issuable to the Chairman of the Board and each of the outside members of the Board of Directors in the amount of 30,000 shares per Director (with a 3 year vesting schedule).

5)	The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS.

     Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope.

     The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed from New York, NY on or about April 22, 2003.

By order of the Board of Directors Thomas C. Shields Secretary

IMPORTANT: Please sign, date, and return the enclosed Proxy immediately whether or not you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

141 Mt. Bethel Road Warren, NJ 07059

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

     This Proxy Statement, which is being mailed to stockholders on or about April 22, 2003, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS” or the “Company”), of proxies for use at its Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, at 10:00 o’clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, and at any adjournment of the Annual Meeting.

     Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on April 4, 2003, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

     At the meeting, stockholders will be asked to elect two Class II Directors, to ratify the appointment of independent auditors, to approve an amendment to the 1995 Long Term Incentive and Share Award Plan and to approve a one-time stock option retention grant issuable to the Chairman of the Board and each of the outside members of the Board of Directors in the amount of 30,000 shares per Director. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, FOR the approval of the amendment to the 1995 Long Term Incentive and Share Award Plan and FOR the approval of a one-time stock option retention grant issuable to the Chairman of the Board and each of the outside members of the Board of Directors in the amount of 30,000 shares per Director. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Proxies will also be solicited on behalf of management by Mellon Investor Services for a fee that will be borne by the Company.

     The Board of Directors knows of no other business that will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

     A proxy may be revoked by giving the Secretary of ANADIGICS written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

ANNUAL MEETING QUORUM REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on April 4, 2003, the record date, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     As of April 4, 2003 the Company had issued and outstanding approximately 30,674,033 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

PRINCIPAL STOCKHOLDERS

     The following table lists the only persons known to be beneficial owners of more than 5% of ANADIGICS, Inc. outstanding Common Stock as of March 1, 2003.

Name and Address	Number of Shares		% Beneficial Ownership
Kopp Investment Advisors, Inc	4,825,902	(1)	15.8
7701 France Avenue South, Suite 500, Edina, MN 55435

Mellon Financial Corporation	3,604,786	(2)	11.8
One Mellon Center, Pittsburgh, PA 15258

Laird Norton Financial Group, Inc	1,751,909	(3)	5.7
801 Second Avenue, Suite 1600, Seattle, WA 98104

State of Wisconsin Investment Board	1,673,600	(4)	5.5
PO. Box 7842, Madison WI 53707

(1)	As reported by Kopp Investment Advisors, Inc. and related entities on Schedule 13G/A filed with the Securities and Exchange Commission on January 14, 2003.

(2)	As reported by Mellon Financial Corporation and related entities on Schedule 13G/A filed with the Securities and Exchange Commission on January 21, 2003.

(3)	As reported by Laird Norton Financial Group (“LNFG”) and related entities on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 (1,547,909 owned by Wentworth, Hauser & Violich and 204,000 owned by LNTC, each a wholly-owned subsidiary of LNFG).

(4)	As reported by the State of Wisconsin Investment Board and related entities on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

     The Company’s bylaws provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of six members.

     The term of office for each Director in Class II expires at the Annual Meeting in 2003; the term of office for each Director in Class III expires at the Annual Meeting in 2004; and the term of office for each Director in Class I expires at the Annual Meeting in 2005. At each annual meeting of stockholders, Directors will be elected for full terms of three years to succeed those Directors whose terms are expiring.

PROPOSAL I: ELECTION OF DIRECTORS

     At the 2003 Annual Meeting, two Directors are to be elected to hold office until the 2006 Annual Meeting of Stockholders. Both of the nominees are currently serving as Directors.

     The Board of Directors has no reason to believe that either nominee will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

     The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” each of the nominees listed below:

     The following Directors of the Company will continue to serve in accordance with their existing terms.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003
(Class II Directors)

PAUL BACHOW (Age 51)

Mr. Bachow has served as a Director of the Company since January 1993. He has been President of Bachow & Associates, Inc., a private investment firm, since he founded the firm in 1989. Bachow & Associates serves as the manager of Bachow Innovative Offshore Partners, Ltd. and Bachow Innovative Partners, L.P., private hedge funds. Bachow & Associates also serves as the manager of Paul S. Bachow Co-Investment Fund, L.P. and Bachow Investment Partners III, L.P., private equity investment funds. Mr. Bachow currently serves on the board of directors of DMC Stratex Networks, Inc. Mr. Bachow has a B.A. from American University, a J.D. from Rutgers University, and a Masters Degree in tax law from New York University, and is a C.P.A.

BAMI BASTANI (Age 49)

Dr. Bastani has served as a Director, President and CEO of the Company since October 1998. Prior to joining ANADIGICS, Dr. Bastani served as Executive Vice President, System LSI Group for Fujitsu Microelectronics, Inc., from 1996 to 1998. Dr. Bastani held various positions at National Semiconductor including Vice President and General Manager — Embedded Technology Division, Vice President and General Manager — Memory Products Division, and Vice President — Technology Development from 1985 to 1996. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a M.S. and Ph.D. in Electrical Engineering from Ohio State University.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004
(Class III Directors)

RONALD ROSENZWEIG (Age 65)

Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as a Director of the Company since its inception and Chairman of the Board of Directors since 1998. From the Company’s inception in 1985 until 1998, Mr. Rosenzweig served as President and Chief Executive Officer of the Company. He was a co-founder of Microwave Semiconductor Corp. and served as the company’s President and CEO from 1968 to 1983. Mr. Rosenzweig received his Bachelor Degree in Chemical Engineering from City College of New York.

LEWIS SOLOMON (Age 69)

Mr. Solomon has served as a Director of the Company since September 1994 and, previously, from 1985 to 1989. Mr. Solomon has been Chairman of G&L Investments, a consulting firm specializing in technology, since 1990 in addition to serving as a director on the boards of Harmonic Inc., Artesyn Technologies Inc., Terayon Communications Inc. and several private companies. Prior to joining G&L Investments, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instrument from 1967 to 1983. Mr. Solomon received a Bachelor Degree in Physics from St. Joseph’s College and a Masters Degree in Industrial Engineering from Temple University.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005
(Class I Directors)

HARRY REIN (Age 58)

Mr. Rein has served as a Director of the Company since 1985. He was the principal founder of Canaan Partners in 1987, a venture capital investment firm and served as its managing general partner until 2002. Prior to that he was president and CEO of GE Venture Capital Corporation. Mr. Rein joined General Electric Company in 1979 and directed several of GE’s lighting businesses as general manager before joining the venture capital subsidiary. He currently serves on the board of directors of OraPharma, Inc., and several private companies. Mr. Rein attended Emory University and Oglethorpe College and holds an MBA from the Darden School at the University of Virginia.

DENNIS F. STRIGL (Age 57)

Mr. Strigl has served as a Director since January 2000. He has served as President and CEO of Verizon Wireless, the largest wireless communications provider in the US, since its formation in April 2000, and is an Executive Vice President of Verizon Communications. Previously, Mr. Strigl served as President and CEO of Bell Atlantic Mobile, Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic, Vice President of Operations and Chief Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its Board of Directors. Mr. Strigl currently serves on the board of directors of The PNC Financial Services Group and PNC Bank. Mr. Strigl holds an undergraduate degree in Business Administration from Canisius College and an M.B.A. from Fairleigh Dickinson University.

     In April of 2003, the Company established a Technical Advisory Board whose members are selected based upon their individual and scientific expertise in areas related to the business of the Company. The Technical Advisory Board is expected to meet with management and key research and development personnel at least semi-annually and will provide a valuable external perspective on the Company’s deployment and innovation strategies. In addition, it will serve as an important resource to the Company’s senior management, who will be able to exchange ideas with and seek insight from business leaders specializing in the analysis of technology and its potential application to the Company’s business.

     Upon appointment to the Technical Advisory Board, each member shall receive an initial grant of 10,000 stock options at the fair market value as determined on the date of grant which shall vest equally over the three-year period following the date of the grant. In addition, and as consideration for their continued service as members of the Technical Advisory Board, each member shall receive an annual stock option grant of 8,000 shares at the fair market value as determined on the date of grant, an annual retainer fee of $10,000, a committee meeting fee of $1,000 and reimbursement for ordinary expenses incurred in connection with attendance at such meetings.

     David Fellows, who has resigned from the Company’s Board of Directors effective April 22, 2003 has agreed to join the Technical Advisory Board. The Board of Directors intends to appoint other members to the Technical Advisory Board. Mr. Fellows currently is the Executive Vice President and Chief Technical Officer of Comcast Cable Communications.

Committees of the Board

     The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

     The Nominating Committee is responsible for (i) evaluation and recommendation of individuals for membership on the Company’s Board, (ii) evaluation and recommendation for membership on specific committees, and (iii) nomination of specific individuals to be elected as officers of the Company. The Nominating Committee will also consider nominees recommended by stockholders and submitted to the attention of the Secretary of the Company at 141 Mt. Bethel Road, Warren, NJ 07059. Messrs. Strigl and Solomon were members of the Nominating Committee during fiscal 2002. The Nominating Committee held no formal meetings during fiscal year 2002.

     The Audit Committee is responsible for (i) determining the adequacy of the Company’s internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and (iii) recommending the selection of independent public accountants. Messrs. Bachow, Fellows and Rein were members of the Audit Committee during fiscal 2002. The Audit Committee met 5 times during the 2002 fiscal year.

     The Compensation & HR Committee determines matters pertaining to the compensation of certain Executive Officers of the Company and administers the Company’s stock option, incentive compensation, and employee stock purchase plans as well as the Company’s succession planning for the Chief Executive Officer and Corporate Officer positions. Messrs. Solomon and Strigl were members of the Compensation & HR Committee during fiscal 2002 and met 4 times during the 2002 fiscal year.

     The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. Messrs. Bastani, Rein, Rosenzweig and Bachow were members of the Executive Committee during fiscal 2002. The Executive Committee met 6 times during the 2002 fiscal year.

     During fiscal 2002, the Board of Directors met 7 times. Each of the Directors attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he served.

Audit Committee Report

     The Audit Committee for Fiscal 2002 was comprised of three Directors, who are independent within the meaning of the NASD listing standards, and operates under a written charter. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to oversee the Company’s financial reporting process and monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors. In this context, we have reviewed and discussed the Company’s financial statements with Company management and the independent auditors, Ernst & Young LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

     The Company’s independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and we discussed Ernst & Young LLP’s independence with them.

     We have considered whether the provision of services by Ernst & Young LLP not related to the audit of the Company’s financial statements and to the review of the Company’s interim financial statements is compatible with maintaining the independent accountant’s independence and have determined that such services have not adversely affected Ernst & Young LLP’s independence.

     Based on the foregoing review and discussions, and relying on the representation of Company management and the independent auditor’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Paul Bachow David Fellows Harry Rein

Executive Officers of the Company

     The current Executive Officers of the Company are as follows:

Name	Age	Position
Bami Bastani	49	President, Chief Executive Officer and Director
Ronald Rosenzweig	65	Chairman of the Board of Directors and Director
Charles Huang	55	Executive Vice President and Chief Technical Officer
Thomas C. Shields	44	Senior Vice President and Chief Financial Officer

     Set forth below is certain information with respect to the Company’s Executive Officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between Executive Officers or directors of the Company. Information on Dr. Bastani and Mr. Rosenzweig is listed in the Director profile above.

     Dr. Huang, a co-founder of ANADIGICS in 1985, has served as Executive Vice President of the Company since its inception and a Director until April of 1999. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

     Mr. Shields has served as Senior Vice President and Chief Financial Officer of ANADIGICS since July 1999. Prior to joining ANADIGICS, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University.

Stock Ownership of Directors and Management

     The following table sets forth as of March 1, 2003 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and each of the other Executive Officers, and all Directors and Executive Officers as a group. Unless specifically stated in the footnotes below, each Executive Officer and Director listed below has sole voting and investment power as to the shares of common stock listed beside his name.

Name	Common Stock Beneficially Owned		% Beneficial Ownership
Paul Bachow	218,794	(1)	*
Harry Rein	129,750	(2)	*
Lewis Solomon	72,000	(2)	*
Bami Bastani	789,892	(3)	2.4
Ronald Rosenzweig	374,513	(4)	1.1
Dennis Strigl	52,500	(2)	*
Charles Huang	793,495	(5)	2.4
Thomas C. Shields	134,851	(6)	*
All Directors and Executive Officers as a group	2,565,795		8.3

(1)	Includes 114,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(2)	Consists solely of shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3)	Includes 775,001 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4)	Includes 215,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(5)	Includes 467,861 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(6)	Includes 131,668 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

*	Less than 1%.

COMPENSATION AND OTHER TRANSACTIONS WITH
DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Compensation

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who at December 31, 2002, were the Company’s Executive Officers:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards (Securities
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Underlying Options)
Bami Bastani	2002	$445,536	$273,930	$ 5,414	100,000
Chief Executive Officer	2001	445,536	292,498	5,540	100,000
	2000	427,433	402,205	13,469,062	—

Ronald Rosenzweig	2002	82,861	14,738	3,623	15,000
Chairman of the Board	2001	100,000	30,421	364,062	15,000
	2000	200,000	80,348	10,302,600	15,000

Charles Huang	2002	230,000	126,299	—	—
Executive Vice President	2001	230,000	150,331	—	30,000
	2000	217,740	205,373	770,098	30,000

Thomas C. Shields	2002	225,000	163,421	3,324	50,000
Senior Vice President and	2001	225,000	166,875	2,000	35,000
Chief Financial Officer	2000	204,423	192,464	25,112	35,000

(1)	Represents bonuses earned as follows: 2002’s bonus earned was paid during 2002 and February 2003. 2001’s bonus earned was paid during 2001 and February 2002. 2000’s bonus earned was paid during 2000 and February 2001.

(2)	Represents the exercise of stock options by Dr. Bastani, Mr. Rosenzweig and Dr. Huang, the value of income tax preparation services provided to Dr. Bastani and Mr. Rosenzweig by the Company’s auditors, relocation expenses incurred by Dr. Bastani and Mr. Shields, premiums paid for medical insurance covering Dr. Bastani, Mr. Rosenzweig and Dr. Huang, and executive health plan benefits provided to each of the Executive Officers.

Stock Options and Certain Other Compensation

     The following table presents information regarding the stock options granted to the Executive Officers in fiscal 2002:

	Number of Securities Underlying Options	Percent of Options Granted to Employees in Fiscal	Exercise Price per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (1)	Year	Shares (2)	Date	5%	10%
Bami Bastani	100,000	4.4%	$15.53	01/02/12	$976,673	$2,475,082
Ronald Rosenzweig	15,000	0.7%	15.53	01/02/12	146,501	371,262
Charles Huang	—	—	—	—	—	—
Thomas C. Shields	50,000	2.2%	13.59	05/15/12	427,334	1,082,948

(1)	All options described above were granted pursuant to the Company’s 1995 Long-Term Incentive and Share Award Plan (the “1995 Plan”). One-third of the options become exercisable one year from the date of grant. The remaining two-thirds of the options become exercisable ratably on a quarterly basis over the following two years.

(2)	The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock prices. These amounts represent assumed rates of appreciation in the value of the Company’s common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Stock Price at December 31, 2002 — $2.58

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money Options at Fiscal Year End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bami Bastani	—	—	733,334	141,666	—	—
Ronald Rosenzweig	—	—	200,000	15,000	—	—
Charles Huang	—	—	465,361	30,000	70,094	—
Thomas C. Shields	—	—	128,751	84,999	—	—

Equity Compensation Plan Disclosure

As of December 31, 2002	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans approved
by security holders
1994 Long-Term Incentive and Share
Award Plan	35,280	$ 0.38	0
1995 Long-Term Incentive and Share
Award Plan for Officers and
Directors (1)	2,365,421	$13.53	603,634	*
1997 Long-Term Incentive and Share
Award Plan for Employees (2)	4,731,333	$ 9.51	204,347	*

Total (3)	7,132,034	$10.80	807,981
Equity Compensation Plans not
Approved by Security Holders	N/A	N/A	N/A

*	Securities available for future issuance under the 1995 Plan and 1997 Long-Tem Share Award Plans may be issued as restricted shares.

(1)	As of March 31, 2003, the number of securities to be issued, weighted average exercise price and number of securities available for future issuance under the 1995 Plan are 2,695,421, $12.22, and 273,634, respectively.

(2)	As of March 31, 2003, the number of securities to be issued, weighted average exercise price and number of securities available for future issuance under the 1997 Plan are 4,564,000, $9.11, and 376,003, respectively.

(3)	As of March 31, 2003, the number of securities to be issued, weighted average exercise price and number of securities available for future issuance in all Plans are 7,294,701, $10.20, and 650,237, respectively.

Compensation of Directors

     Non-management Directors receive options under the 1995 Plan. Under the 1995 Plan, a grant of options to purchase 15,000 shares of Common Stock, at an exercise price per share equal to the fair market value as determined on the date of grant, will automatically be granted on the date a non-management Director is first elected to the Board. Each option so granted will become exercisable in three equal installments commencing one year from the date of grant and annually thereafter, and will expire ten years from the date of grant. Non-management Directors also receive an annual grant of options to purchase 15,000 shares of Common Stock at the fair market value as determined on the date of grant and vesting on December 31 in the year granted. In addition, each non-management Director receives $10,000 per year for Board services, $1,000 for each Committee meeting attended, $500 for meetings attended telephonically (with a cap of $2,000 per day), and reimbursement for ordinary expenses incurred in connection with attendance at such meetings.

Executive Employment Agreements

     Chief Executive Officer. In September 1998, Dr. Bami Bastani, President, Chief Executive Officer and member of the Board of Directors, entered into an employment agreement with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, relocation expenses, and executive benefits. Dr. Bastani’s base salary in 2002 was $445,536. For 2002, Dr. Bastani received a bonus equal to 61% of his base salary based upon the Compensation Committee’s determination of the Company’s success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2002. Also, under the terms of his employment agreement with the Company, Dr. Bastani was granted non-qualified options to purchase 675,000 shares of the Company’s Common Stock in 1998 at the fair market value on the date of grant, all of which vested over the three year period following the date of grant. During 2001 and 2002, the Compensation Committee authorized additional grants of non-qualified options to Dr. Bastani to purchase 100,000 and 100,000 shares, respectively, of Common Stock at the fair market value on the date of grant. One-third of these options become exercisable after one-year from the date of grant and the remaining two-thirds become exercisable equally on a quarterly basis over the following two years.

     If the Company terminates Dr. Bastani without cause or Dr. Bastani terminates his employment in connection with a change in control, he shall be entitled to (A) an amount equal to 200% of his then annual base salary plus bonus, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

     Chairman of the Board. In June 1999, Ronald Rosenzweig, Chairman of the Board of Directors, entered into an employment agreement with the Company through July 2, 2002 pursuant to which he was to receive an annual base salary, bonus, stock options, and executive benefits. That contract was later extended through July 2, 2003. In 2001, Mr. Rosenzweig’s base salary was $100,000 and he received a bonus equal to 30% of his base salary. As part of his employment agreement, Mr. Rosenzweig’s annualized base salary from January 1, 2002 through July 2, 2002 was $100,000 and he received a bonus equal to $14,738. For the period from July 3, 2002 through July 2, 2003 his annualized base salary is $75,000 and he will be entitled to a bonus of up to $37,500.

     If the Company terminates Mr. Rosenzweig without cause, he shall be entitled to (A) an amount equal to the sum of his then annual base salary plus his bonus, if any, earned during the immediately preceding calendar year, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

     Other Executive Officers. During 2000 the Company entered into employment agreements with Charles Huang, Executive Vice President, and Thomas Shields, Senior Vice President & Chief Financial Officer. The terms of each agreement provide that if the employee is terminated by the Company following a change in control or if the employee terminates employment with the Company as a result of a reduction in responsibilities and duties or a reduction in compensation following a change in control, the employee shall be entitled to receive (A) up to 12 months of base salary and bonus (at 100% of target), (B) payment of the annual bonus (at 100% of target) prorated for the number of months worked, (C) health benefits for a maximum of 12 months, and (D) immediate vesting of all stock options. In exchange for these benefits, the employees agreed (X) not to compete with the Company in certain respects, (Y) after termination of employment, not to hire or solicit for hire the employees of the Company for 12 months, and (Z) to keep confidential information about the Company.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors establishes and reviews the compensation of the Company’s Executive Officers and consists entirely of non-employee Directors.

     Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain key Executive Officers who will enhance the performance of the Company, promote its long-term interest and build stockholders’ equity. The Compensation Committee seeks to align total compensation for executive management with corporate performance. The Company’s executive compensation package generally includes four main components:

1)	A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each Executive Officer’s position.

2)	A bonus potential which is tied directly to operating objectives.

3)	A stock option award to increase stock ownership in the Company and align executive compensation with stockholder interests.

4)	Other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the ANADIGICS, Inc. Employee Savings and Protection Plan (“401(k) Plan”).

     The Compensation Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

     CEO Compensation. Dr. Bastani’s base salary in 2002 was $445,536 and was determined to be competitive in order to retain Dr. Bastani. Dr. Bastani received a bonus equal to 61% of his base salary based upon the Compensation Committee’s determination of the Company’s success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2002.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their Executive Officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance-based compensation under the Internal Revenue Code. Non-performance-based compensation paid to the Company’s Executive Officers for the 2002 Fiscal Year did not exceed the $1.0 million limit per Executive Officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s Executive Officers for the 2003 Fiscal Year within that limit.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each Executive Officer with the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Lewis Solomon Dennis Strigl

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s Common Stock from December 31, 1997 through December 31, 2002 with the cumulative total return on the NASDAQ Stock Market Index and the Philadelphia Semiconductor Index, considered to be an index of the Company’s peer group. The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

PROPOSAL II: APPOINTMENT OF INDEPENDENT AUDITORS

     During fiscal year 2002, Ernst & Young LLP, independent certified public accountants, provided various audit, audit related and non-audit services to the Company as follows:

a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s fiscal year 2002 annual financial statements and review of the Company’s interim financial statements: $312,100.

b)	Audit Related Fees: Aggregate fees billed for professional services rendered during fiscal year 2002 related to the issuance of convertible senior notes, audits of employees benefits plans, and consultation on accounting standards and acquisitions: $28,000.

c)	Financial Information Systems Design and Implementation Fees: None.

d)	All Other Fees: Principally income tax consulting: $154,690.

     The Audit Committee of the Board has considered whether provision of the services described in sections b), c), and d) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of stockholders, will have an opportunity to make a statement if they so desire, and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have appointed Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

     The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and voting at the Annual Meeting. If the appointment is not ratified, or if Ernst & Young LLP declines to act, or becomes incapable of action, or if their appointment is discontinued, the Audit Committee and the Board of Directors will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2003.

PROPOSAL III: ADOPTION OF AMENDMENT TO THE
1995 LONG-TERM INCENTIVE AND SHARE AWARD PLAN

     On December 12, 2002, the Board of Directors, upon the recommendation of the Compensation Committee and subject to approval by the Company’s shareholders at the Annual Meeting, unanimously approved an amendment to the Company’s 1995 Long-Term Incentive and Share Award Plan (the “1995 Plan”) to increase the numbers of shares of Common Stock issuable thereunder by 1,000,000, from 4,912,500 shares to 5,912,500, subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.

     As of March 31, 2003, approximately 4,638,866 shares of Common Stock under the 1995 Plan have been issued and 2,659,421 shares of Common Stock are subject to options currently outstanding under the 1995 Plan, leaving the Company with 273,634 shares of Common Stock available for future issuances under the 1995 Plan such as the issuance described in Proposal IV below.

     The following is a brief description of the principal features of the 1995 Plan:

     Purpose   The 1995 Plan is intended to provide a means to attract, retain and motivate selected employees of the Company and Directors of the Company. All employees and Directors are eligible to participate in the 1995 Plan. It is the Company’s intent to use the 1995 Plan to grant such Awards (as defined below) primarily to the Executive Officers and Directors of the Company. The 1997 Long-Term Incentive and Share Award Plan for Employees (“1997 Plan”), was adopted by the Board on January 24, 1997, as the principal plan through which to grant stock awards to non-officer employees.

     Types of Awards   The 1995 Plan provides for the grant to eligible employees of incentive stock options (“ISO”), non-qualified stock options (“NQSO”), stock appreciation rights, restricted shares, and other share based awards (collectively, “Awards”).

     Employees   The portion of the 1995 Plan applicable to employees is administered by the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors (the “Compensation Committee), which consists exclusively of Directors who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee has the full and final authority to select employees to whom awards may be granted, to determine the type of awards to be granted to such employees and to make all administrative determinations required by the 1995 Plan. The Compensation Committee also has authority to waive conditions relating to the award or to accelerate vesting of awards.

     Directors   The 1995 Plan also provides for certain grants of NQSO to Directors, and in the case of such grants, is intended to operate automatically and not require administration. While the Company has no current intention to grant Awards other than stock options, the Board of Directors believes that the ability to utilize different types of equity compensation will give the Company the flexibility needed to effectively adapt to changes in the labor market and in equity compensation practices. For a discussion of options granted under the 1995 Plan to Executive Officers and Directors of the Company, see “Compensation and Other Transactions with Directors, Nominees and Executive Officers”.

     Expiration, Maximums, Adjustments   If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will again be available for grants under the 1995 Plan. No eligible employee may receive options or stock appreciation rights under the 1995 Plan for more than 225,000 shares (375,000 shares in the case of the Chairman of the Board of Directors) of Common Stock (subject to adjustment) during any calendar year. The number of shares available for grant under the 1995 Plan (and outstanding Awards) will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

     Taxation   The grant of an option under the 1995 Plan will generally not result in taxable income at the time of grant for the optionee or an income tax deduction for the Company. The optionees will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when the ISO is exercised. Upon the exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value on the date of exercise exceeds the option price. The Company generally will be entitled to a tax deduction for a NQSO Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.

     The adoption of the amendment to the 1995 Long-Term Incentive and Share Award Plan requires the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the proposal to adopt the amendment to increase the number of shares available under the 1995 Long-Term Incentive and Share Award Plan.

PROPOSAL IV: APPROVAL OF ONE-TIME STOCK OPTION RETENTION GRANT ISSUABLE TO THE CHAIRMAN OF THE BOARD OF DIRECTORS AND EACH OUTSIDE MEMBER OF THE BOARD OF DIRECTORS UNDER THE 1995 PLAN

     The Board of Directors, upon the recommendation of the Compensation Committee and subject to the approval of the Company’s shareholders at the Annual Meeting, approved the one-time stock option retention grants issuable to the Chairman of the Board of Directors and each outside member of the Board of Directors in the amount of 30,000 shares of Common Stock per Director (with a 3 year vesting schedule) under the 1995 Plan.

     The Board of Directors believes that this one-time stock option retention grant is in the best interests of the Company because it will (1) enable the Company to continue to retain the services of Directors with relevant experience and who have invested a significant amount of time with the Company and (2) further align the Board of Directors’ interests with those of the shareholders. In addition, the Board of Directors believes that this one-time stock option retention grant is commensurate with the additional responsibilities and time commitments required by the Sarbanes-Oxley Act of 2002 and various rules recently adopted or proposed by the SEC and NASDAQ. If approved, this amendment will be effective as of May 22, 2003.

     The approval of one-time stock option retention grants issuable to the Chairman of the Board of Directors and each outside member of the Board of Directors in the amount of 30,000 shares of Common Stock per Director (with a 3 year vesting schedule) under the 1995 Plan requires the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve a one-time stock option retention grant issuable to the Chairman of the Board and each outside member of the Board of Directors.

STOCKHOLDER PROPOSALS

     If a stockholder of the Company wishes to have a proposal included in the Company’s proxy statement for the 2004 Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive offices by December 26, 2003 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2004 Annual Meeting. If a stockholder desires to bring business before the meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company’s by-laws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

     One of the procedural requirements in the Company’s by-laws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2004 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no earlier than January 23, 2004, and no later than February 23, 2004, to be presented at the meeting. If, however, the date of next year’s Annual Meeting is earlier than April 23, 2004, or later than June 22, 2004, the earliest and latest dates will be dates determined by the Board of Directors to be reasonable periods before the Annual Meeting. Any such notice must provide the information required by the Company’s by-laws with respect to the stockholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Committee, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above. Proposals may be mailed to the Company, to the attention of the Secretary, 141 Mt. Bethel Road, Warren, NJ 07059.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

The Board of Directors recommends a vote FOR Proposals I, II, III and IV.	Please Mark Here for Address Change or Comments	[ ]
SEE REVERSE SIDE

WITHHELD
Proposal I:	ELECTION OF DIRECTORS	FOR	FOR ALL
	Nominees: 01 Paul Bachow 02 Bami Bastani	[ ]	[ ]

WITHHELD FOR (Write that nominee’s name in the space provided below).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all proposals.

Proposal II:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Proposal III:	APPROVAL OF AMENDMENT TO 1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Proposal IV:	APPROVAL OF ONE-TIME STOCK OPTION RETENTION GRANT FOR CHAIRMAN OF THE BOARD AND EACH OUTSIDE BOARD MEMBER	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Please check here if you expect to attend the Annual Meeting of Shareholders			[ ]

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETEACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/anad	OR	Telephone 1-800-435-6710	OR	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANADIGICS, Inc.

The undersigned hereby appoints Dr. Bami Bastani and Thomas C. Shields proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ANADIGICS, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 22, 2003 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETEACH HERE ^